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                          EXHIBIT INDEX


Exhibit No.    Description                        Page
-----------    ------------                       ------

                       Financial Statements
                       --------------------

A-1            Composite Form of Power Contract   Filed herewith
               as amended to date

B-1            Long-Term Financial Projections    Filed herewith
               through 2000

F-I            Opinion of Ropes & Gray as to
               matters required by Instruction    Filed herewith
               F- I to Exhibits to Form U-1

G-1            Yankee Atomic's Estimated Fees     Filed herewith
               and Expenses

H.             Proposed Form of Notice            Filed herewith

Financial Statements
--------------------

1-1            Balance Sheet of Yankee Atomic     Filed herewith
               as of June 30, 1999

1-2            Statement of Earnings and          Filed herewith
               Retained Earnings of Yankee
               Atomic for the period ending
               June 30, 1999